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Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Leap Therapeutics, Inc. (the "Corporation") on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christopher K. Mirabelli, Ph.D., the President and Chief Executive Officer of the Corporation, and Douglas E. Onsi, the Chief Financial Officer, General Counsel, Treasurer and Secretary of the Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: March 31, 2017	By:	/s/ CHRISTOPHER K. MIRABELLI, PH.D. Christopher K. Mirabelli, Ph.D. Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)
Date: March 31, 2017	By:	/s/ DOUGLAS E. ONSI Douglas E. Onsi Chief Financial Officer, General Counsel, Treasurer and Secretary (Principal Financial Officer)

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002